UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2017 (February 3, 2017)

HONGLI CLEAN ENERGY TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Florida	001-15931	98-0695811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kuanggong Road and Tiyu Road, 10th Floor,

Chengshi Xin Yong She, Tiyu Road,

Xinhua District, Pingdingshan, Henan Province

People’s Republic of China

467000

(Address of principal executive offices and zip code)

+86-3752882999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously reported, on October 12, 2016, the Company received a Determination letter from The NASDAQ Stock Market LLC (the “Nasdaq”) notifying the Company of the Nasdaq Staff’s determination that the Company’s failure to timely file its annual report on Form 10-K for the fiscal year ended June 30, 2016 could serve as an additional basis for delisting from The Nasdaq Stock Market pursuant to Listing Rule 5250(c)(1). In addition, on November 16, 2016, the Company received an additional deficiency notice for the late filing of its periodic report on Form 10-Q for the quarter ended September 30, 2016, which could also serve as an additional basis for delisting pursuant to Listing Rule 5250(c)(1). The Company had previously been notified that it did not comply with the $1.00 bid price requirement for continued listing, as set forth in Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”). In response, on October 27, 2016, the Company effected a 1-for-10 reverse stock split. As of the date of this current report, the Company’s bid price has remained above $1.00 per share for 94 consecutive trading days.

Based on the foregoing, the Company requested a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”). As previously reported, following the oral hearing before the Panel on November 17, 2016, on November 21, 2016, the Company received written notification that the Panel had determined that the Company has regained compliance with the Minimum Bid Price Rule and has granted the Company’s request for continued listing pending the filing of its delinquent reports and any necessary restatements with the Securities and Exchange Commission through January 31, 2017.

On January 30, 2017, the Company informed the Panel that its auditor had notified the Company on January 26, 2017 that it would need additional time to complete the audit. The Company represented that no issues of concern had arisen with respect to the audit, but that the Company’s former auditor had been slow to respond to requests for documents. The Company stated that, based on information form the auditor, the audit and review process should be completed within 4-5 weeks. The Panel has granted the Company’s request for extension of exception period pending the filing of its delinquent reports and any necessary restatements with the Securities and Exchange Commission by March 31, 2017.

Notwithstanding the foregoing, there can be no assurance that the Company will regain compliance by March 31, 2017, or that the Panel will grant a further extension in the event the Company does not timely regain compliance.

On February 10, 2017, the Company issued a press release relating to the matters described above.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit	Description

99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 10, 2017	HONGLI CLEAN ENERGY TECHNOLOGIES CORP.

	By:	/s/ Jianhua Lv
	Name:	Jianhua Lv
	Its:	Chief Executive Officer